EXHIBIT 23.2


Ronald R. Chadwick, P.C.
Certified Public Accountant
2851 South Parker Road (S) 720
Aurora, Colorado 80014
Phone: (303)306-1967
Fax: (303)306-1944




Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Re: Medina International Holdings, Inc.
      Commission File # 0-27211

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of Medina International Holdings, Inc. dated November 13, 2008, in as so far as they apply to me.




Ronald R. Chadwick, P.C.
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Ronald R. Chadwick, P.C.